1st Quarter 2025 Earnings Release Presentation May 1, 2025

Available Information On May 1, 2025, Consolidated Edison, Inc. issued a press release reporting its first quarter 2025 earnings and filed with the Securities and Exchange Commission the company’s first quarter 2025 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs; and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses), in 2023, the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments and accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP). Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. See slides 17, 21, 22 and 25 for a reconciliation of non-GAAP financial measures to their GAAP equivalent. For more information, contact: Jan Childress, Director, Investor Relations Caroline Elsasser, Section Manager, Investor Relations Allison Duignan, Sr. Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-4431 Tel: 212-460-6912 Email: childressj@coned.com Email: elsasserc@coned.com Email: duignana@coned.com Investor Relations conEdison.com 2

3 Our Story Con Edison is focused on building and maintaining safe and reliable regulated energy infrastructure to support New York State's energy policy 3 • Pure play regulated business ◦ Revenue predictability in place for all New York energy services ◦ Transparent regulatory process in New York • Opportunities for infrastructure investments ◦ Approximately $38 billion in capital investments forecasted from 2025 - 2029 ◦ Forecasted 8.2% annual utility rate base growth target from 2025 - 2029 ◦ Growth financed through a simplified capital structure with no long-term holding company debt • Industry-leading safe and reliable service ◦ Nation-leading electric system reliability ◦ Incorporating science-based resilience into future build and design of our underground and overhead electric transmission and distribution systems ◦ Industry leaders in monitoring our gas system

1Q 2025 Financial Highlights $2.26 adjusted earnings per share (non- GAAP) / $2.26 earnings per share (GAAP) $5.50 - $5.70 (non-GAAP) Reaffirmed 2025 adjusted EPS guidance range Orange and Rockland Utilities, Inc. (O&R) joint proposal approved - 9.75% return on equity and 48% equity ratio Consolidated Edison Company of New York, Inc. (CECONY) filed for new electric and gas rates in January 2025, and filed an update in early April 2025 4 First quarter 2025 results reflect strong performance driven by increases in rate base and the steam rate plan We continue to deliver results and execute our strategy with robust investments in infrastructure to help us maintain our world-class reliability and support the clean energy transition

Regulatory Updates 5

6 Utility Regulation in New York State 6 • Revenue predictability ◦ Revenue decoupling mechanism in place for CECONY and O&R New York electric and gas ◦ Weather normalization clause in place for CECONY gas and steam and O&R New York gas • Formulaic approach to return on equity ◦ 2/3 Discounted Cash Flow Model ◦ 1/3 Capital Asset Pricing Model • Reduced regulatory lag ◦ Fully-forecasted rate year reflecting a historical test year ◦ Timely recovery of fuel and commodity costs ◦ True-ups (reconciliations) for major costs including pensions, environmental costs, property taxes, and variable rate debt

Summary of CECONY Electric & Gas Rate Filings

In January 2025, CECONY submitted to the New York Public Service Commission (NYSPSC) rate cases in support of new electric and gas rates to become effective January 1, 2026; in April 2025, CECONY filed updates to the requests, keeping safety, reliability and our customers top of mind

Proposed Return on Equity and Equity Ratio

Return on equity.................10.00%
Equity ratio........................48%

Proposed Rate Changes and Capital Investments

	Electric Case number 25-E-0072				Gas Case number 25-G-0073			
($ in millions)	**Rate Change**	**Average Rate Base**	**Capital Investments**	**Total Bill Impact**	**Rate Change**	**Average Rate Base**	**Capital Investments**	**Total Bill Impact**
Rate Year 1: 2026	$1,608	$34,249	$5,670	11%	$349	$11,750	$1,268	11%
Rate Year 2: 2027	937	37,183	5,855	6%	269	12,421	1,250	7%
Rate Year 3: 2028	871	41,888	6,237	5%	174	13,055	1,235	4%
Annual levelized rate increase	**$1,262**			**9%**	**$293**			**9%**

Summary

- True-up of costs of pension and other post employment benefits (OPEBs), environmental remediation, and storms (electric)
- Requesting full reconciliation of property taxes, municipal infrastructure support costs, uncollectibles, late payment charges, and long-term debt cost rate
- Requesting to reduce certain gas asset service lives by 5 years in alignment with the gas transition that is expected to result from Climate Leadership & Community Protection Act (CLCPA) implementation
- Continuing the revenue decoupling mechanism for electric and gas service
- Continuing provision for recovery of cost of purchased power, gas, and fuel
- Continuation of earning opportunities from Earnings Adjustment Mechanisms (EAMs) for meeting clean energy goals and other potential incentives

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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CECONY Electric & Gas Rate Case Filing Comparison and Typical Timeline

($ in millions)	Electric *Case number 25-E-0072*		Gas *Case number 25-G-0073*	
Rate Year 1: Jan 2026 - Dec 2026	**Jan 2025 Filing**	**Apr 2025 Update**	**Jan 2025 Filing**	**Apr 2025 Update**
New infrastructure investment	$370	$411	$65	$58
Financing	210	190	74	65
Property taxes	434	436	64	38
Pension and OPEB	240	225	20	13
Operating expenses	360	322	100	91
Depreciation expense	136	125	96	89
Sales	(57)	(26)	24	7
Other	(81)	(75)	(2)	(12)
Total Rate Increase (Decrease)	**$1,612**	**$1,608**	**$441**	**$349**
Average Rate Base	$33,750	$34,249	$11,830	$11,750
ROE	10.10%	10.00%	10.10%	10.00%
Equity Ratio	48%	48%	48%	48%

Typical timeline for rate setting process:



Jan 31, 2025
Apr 10, 2025
May 30, 2025
Jun 24, 2025
Jul 10, 2025
Aug 2025
Sep 2025
Oct 2025
Nov 2025
Dec 2025
Jan 2026
Filing with NYSPSC
Company Update
Staff/Intervenor Testimony
Rebuttal Testimony
Evidentiary Hearings will begin if parties do not enter into settlement negotiations
Initial Briefs
Reply Briefs
ALJ Recommended Decision
Briefs on Exception
Final Rate Decision
New Rates in Effect
Settlement Negotiations
Joint Proposal

Additional rate plan information: [Rate Plan Information | Consolidated Edison, Inc.]

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9 9 Breakdown of CECONY Electric and Gas 2023 - 2025 Current Case Capital Investment vs 2026 - 2028 Updated Rate Filing Requests (a) Common plant allocation is 83% for electric and 17% for gas. (b) Totals may differ slightly due to rounding. Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. The proposed electric and gas rate plans will support economic growth and development in New York City and Westchester County by investing more than $21 billion over three years.

$72 Billion Investment Identified in CECONY Integrated Long- Range Plan for Electric, Gas and Steam Services Source: Long Range Plans | Con Edison Over $66 billion of our investments over the next 10 years are in core service which supports safety and reliability • Core Service: Provide world-class safety, reliability, and security, while managing the customer rate impacts and equity challenges of the energy transition • Clean Energy: Support economy-wide net zero greenhouse gas emissions in our service territories by 2050 • Climate Resilience: Increase the resilience of our energy infrastructure to adapt to the impacts of severe weather events • Customer Engagement: Deliver an industry- leading customer experience throughout the energy transition $72 billion in investments from 2025 - 2034 10

Customer Affordability CECONY electric customer bills are lower than our proxy peer average on both a total bill and share of wallet basis 11 Source: S&P Market Intelligence, EIA. Three-year (2021 - 2023) average customer bills are annualized full-service residential bills. Share of wallet calculated as annual bill over median household income.

Supporting Low-income Customers Approximately 466,000 CECONY and O&R customers, or 14% of the customer base, receive public assistance 12 • Customers enrolled in CECONY and O&R's Energy Affordability Programs (EAP) receive bill discounts aimed at reducing energy burden to 6% of wallet • Customer outreach efforts encourage enrollment into the EAP • At the end of 2024, approximately 14% of residential customers across CECONY's and O&R's service territories were in the EAP • Over the course of 2024, the CECONY EAP provided $311 million in discounts to help make bills more affordable for our most vulnerable customers representing a 17% increase over 2023

O&R Electric & Gas Rate Plans Approved by NYSPSC

On March 20, 2025, the New York State Public Service Commission approved the November 2024 Joint Proposal for new electric and gas rate plans for the three-year period (January 2025 - December 2027)

Return on Equity and Equity Ratio

Return on equity……………..9.75%
Equity ratio……………………48%

Rate Changes and Capital Investments

	Electric Case number 24-E-0060			Gas Case number 24-G-0061		
($ in millions)	Rate Change[a]	Average Rate Base	Capital Investments	Rate Change[a]	Average Rate Base	Capital Investments
Rate Year 1: 2025	$(13)	$1,293	$311	$4	$720	$121
Rate Year 2: 2026	25	1,393	349	18	791	127
Rate Year 3: 2027	44	1,646	315	16	863	110

Summary

- Electric and gas capital investment of $975 million and $358 million over three years, respectively
- True up of costs for pension and OPEBs, environmental remediation, major storms, and low-income bill credits
- Partial true-up of property taxes, uncollectibles, and late payment charges
- Continuation of decoupling of electric and gas revenues from electric and gas consumption
- Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAMs) and other positive incentives

(a) The Joint Proposal recommends that the electric base rate changes will be implemented with no change in 2025 and annual increases of $17.7 million in each of 2026 and 2027. The Joint Proposal recommends that the gas base rate increase will be implemented with annual increases of $10.4 million in each of 2025, 2026 and 2027.

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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NYSPSC & NYISO Proceedings and Developments 14 a. NYSPSC docket number 22-E-0633 b. NYSPSC docket number 23-G-0147 Gas System Long Term Plan • In January 2025, CECONY and O&R submitted a series of filings(b) required by the NYSPSC's September 2024 Gas Long Term Plan Order. The filings included proposals for gas demand response programs, non-pipe alternatives deployment plans, a Pipeline and Hazardous Materials Safety Administration pipe segment report, and supplemental report detailing benefits and impacts on disadvantaged communities. Climate Change Resilience Plans • In February 2025, CECONY and O&R filed(c) updated climate change resilience plans with the NYSPSC in compliance with an order that directed CECONY and O&R to re-submit their November 2023 plans to exclude proposed projects that the NYSPSC determined are not climate resilience investments. CECONY’s and O&R’s updated climate change resilience plans propose investments of $645.4 million and $184.1 million, respectively, between 2025 and 2029 to enhance the resilience of their electric systems against extreme weather events brought about by climate change. The total cost of CECONY’s and O&R’s climate resilience investments from 2025 through 2044 are currently projected to be $5,294 million and $900.4 million, respectively. These investments are subject to approval by the NYSPSC through the base rate case process. c. NYSPSC docket number 22-E-0222 d. NYSPSC docket number 25-M-0043 NYC Public Policy Transmission Need (PPTN) • In December 2024, the NYSPSC initiated a process to evaluate whether to continue, modify, or cancel the NYC PPTN. The NYISO has already conducted both the facility characterization analysis and viability and sufficiency assessment of the 28 submitted project proposals. The NYSPSC has the opportunity at any time prior to the NYISO's selection to modify or cancel the need. ◦ In response, CECONY, O&R, and CET submitted comments(a) in February 2025, supporting the continuation of the NYC PPTN process, highlighting the need to continue progress toward state goals for offshore wind generation. The NYSPSC is expected to decide whether to continue with the NYC PPTN in the spring of 2025. Concurrently, the NYISO will identify, evaluate, and report on the top-tier projects by Q2 2025 with the timeline for the NYISO Board selection of a project by Q2-Q3 2025. NYSPSC Operations Audit for NY State Utilities • In February 2025, the NYSPSC issued an order(d) directing the New York State Department of Public Service to conduct a state-wide audit on the design of New York state utilities' non-executive incentive compensation programs, including CECONY and O&R. The audit is expected to begin in June or July 2025 with a report due mid-2026. The NYSPSC periodically audits CECONY and O&R and their respective operations.

Strong Economic Performance 15

Dividend and Earnings Announcements • On April 17, 2025, the company declared a quarterly dividend of 85 cents a share on its common stock. • On May 1, 2025, the company issued a press release reaffirming its forecasted adjusted earnings per share for the year 2025 to be in the range of $5.50 to $5.70 a share.(a)(b) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $2.26 $2.08 $2.26 $2.15 2025 2024 2025 2024 1Q 2025 vs. 1Q 2024 a. Con Edison’s forecast of adjusted earnings per share for the year of 2025 excludes accretion of the basis difference of Con Edison's equity investment in MVP (approximately $(0.03) a share after-tax), HLBV accounting for tax equity investments, adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023 and impacts resulting from the evaluation of strategic alternatives with respect to MVP and Honeoye Storage Corporation (Honeoye), the amounts of which, if any, will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP). b. Adjusted earnings and adjusted earnings per share in the 2025 period exclude accretion of the basis difference of Con Edison's equity investment in MVP and the effects of HLBV accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2024 period exclude adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023. 16

1Q 2025 EPS to Adjusted EPS (non-GAAP) Reconciliation Earnings per Share Net Income for Common Stock ($ in Millions) 2025 2024 2025 2024 Reported EPS and Net Income for Common Stock – GAAP basis $2.26 $2.08 $791 $720 Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a) — 0.09 — 30 Income taxes (b) — (0.02) — (8) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax) — 0.07 — 22 Accretion of the basis difference of Con Edison's equity investment in MVP (0.01) — (3) — Income taxes (c) — — 1 — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) (0.01) — (2) — HLBV effects (pre-tax) 0.01 — 4 — Income taxes (d) — — (1) — HLBV effects (net of tax) 0.01 — 3 — Adjusted EPS and Adjusted Earnings – non-GAAP basis $2.26 $2.15 $792 $742 a. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the three months ended March 31, 2024 ($0.09 a share and $0.07 a share net of tax or $30 million and $22 million net of tax) to reflect closing adjustments. b. The amount of income taxes for the adjustment on the gain on the sale of the Clean Energy Businesses had an effective tax rate of 28% for the three months ended March 31, 2024. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the three months ended March 31, 2025. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 23% for the three months ended March 31, 2025. 17

Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 1Q 2024 Reported EPS CECONY O&R CET Other 1Q 2025 Reported EPS $2.08 $0.12 $0.02 $— $2.26 1Q 2024 Adjusted EPS CECONY O&R CET Other 1Q 2025 Adjusted EPS $2.15 $0.12 $0.02 $(0.02) $2.26 (a) (a) $(0.01) $0.04 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025. Walk from 1Q 2024 EPS to 1Q 2025 EPS and 1Q 2024 Adjusted EPS (non-GAAP) to 1Q 2025 Adjusted EPS (non-GAAP) 18

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Steam base rate increase $0.07 $0.07 CECONY(a) Higher electric rate base 0.05 0.05 Higher gas rate base 0.03 0.03 Higher income from allowance for funds used during construction 0.02 0.02 Lower electric, gas and steam operations and maintenance expense 0.02 0.02 Higher stock-based compensation (0.04) (0.04) Dilutive effect of share issuance (0.03) (0.03) Total CECONY $0.12 $0.12 Gas base rate increase $0.02 $0.02 O&R(a)Electric base rate increase 0.01 0.01 Other (0.01) (0.01) Total O&R $0.02 $0.02 1Q 2025 vs. 1Q 2024 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 19

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Accretion of the basis difference of Con Edison's equity investment in MVP $0.01 $— CETOther (0.01) (0.01) Total CET $— $(0.01) Gain and other impacts related to the sale of the Clean Energy Businesses $0.07 $— Other, including parent company expenses(a)HLBV effects (0.01) — Other (0.02) (0.02) Total Other $0.04 $(0.02) Total Variance $0.18 $0.11 1Q 2025 vs. 1Q 2024 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation 20 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.

1Q 2025 vs. 1Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(c) Total Reported EPS – GAAP basis $2.13 $0.13 $0.03 $(0.03) $2.26 HLBV effects (pre-tax) — — — 0.01 0.01 Income taxes (a) — — — — — HLBV effects (net of tax) — — — 0.01 0.01 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (b) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Adjusted EPS – non-GAAP basis $2.13 $0.13 $0.02 $(0.02) $2.26 Three Months Ended March 31, 2025 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 23% for the three months ended March 31, 2025. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the three months ended March 31, 2025. c. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025. 21

1Q 2025 vs. 1Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (Cont'd) CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $2.01 $0.11 $0.03 $(0.07) $2.08 Loss (gain) on Sale of the Clean Energy Businesses (pre-tax) — — — 0.09 0.09 Income taxes(a) — — — (0.02) (0.02) Loss (gain) on Sale of the Clean Energy Businesses (net of tax) — — — 0.07 0.07 Adjusted EPS – non-GAAP basis $2.01 $0.11 $0.03 $— $2.15 Three Months Ended March 31, 2024 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months ended March 31, 2024. b. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025. 22

1Q 2025 Developments(a) Con Edison On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. The sale included all assets, operations and projects of the Clean Energy Businesses with the exception of tax equity interests in three projects and one deferred project, Broken Bow II, a 75 MW nameplate capacity wind power project located in Nebraska. In January 2025, Con Edison completed the sale and transfer of Broken Bow II to RWE and the corresponding value of $54 million (net of assumed debt and other final adjustments) was paid to Con Edison. RWE Renewables Americas, LLC operated the facility on behalf of Con Edison until the sale and transfer to RWE pursuant to certain service agreements, for which the fees were not material. Following the sale and transfer of Broken Bow II in January 2025, Con Edison did not have any assets or liabilities recorded on a held-for-sale basis. (page 42) CECONY & O&R In March 2025, the NYSPSC approved the November 2024 Joint Proposal for O&R's new electric and gas rates. The Joint Proposal provides for an electric rate change of $(13.1) million, $24.8 million, and $44.1 million, effective January 1, 2025, 2026 and 2027, respectively. The rate changes will be implemented on a shaped basis, with no change for 2025, and annual increases of $17.7 million, effective January 1, 2026 and 2027. The Joint Proposal provides for gas rate increases of $3.6 million, $18 million and $16.5 million, effective January 1, 2025, 2026 and 2027, respectively. The rate increases will be implemented on a levelized basis, with annual increases of $10.4 million effective January 1, 2025, 2026 and 2027. (page 21) At March 31, 2025, CECONY’s and O&R’s customer accounts receivables balances of $3,232 million and $133 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,513 million and $26 million, respectively. At December 31, 2024, CECONY’s and O&R’s customer accounts receivables balances of $2,947 million and $113 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,652 million and $32 million, respectively. In comparison, CECONY’s and O&R’s customer accounts receivable balances at February 28, 2020 were $1,322 million and $89 million, respectively, including aged accounts receivables (balances outstanding in excess of 60 days) of $408 million and $15 million, respectively. (page 45) In April 2025, CECONY filed an update to its January 2025 request to the New York State Public Service Commission (NYSPSC) for an electric rate increase effective January 1, 2026. The company decreased its requested January 2026 rate increase by $3 million to $1,608 million, increased its illustrative January 2027 rate increase by $5 million to $937 million and decreased its illustrative January 2028 rate increase by $9 million to $871 million. The filing reflects a rate on common equity of 10 percent and a common equity ratio of 48 percent. (page 21) In April 2025, CECONY filed an update to its January 2025 request to the NYSPSC for a gas rate increase effective January 1, 2026. The company decreased its requested January 2026 rate increase by $91 million to $349 million, increased its illustrative January 2027 rate increase by $3 million to $269 million and increased its illustrative January 2028 rate increase by $9 million to $174 million. The filing reflects a rate on common equity of 10 percent and a common equity ratio of 48 percent. (page 21) In April 2025, construction of relevant marine activities associated with Empire Wind 1 offshore wind project (810 MW) were suspended in compliance with a stop work order issued by the United States Bureau of Ocean Energy Management. See "Federal Regulation," above. The project was expected to enter commercial operation in 2027 and connect to the New York City electrical grid at CECONY’s Gowanus substation. CECONY is monitoring this development. The NYISO evaluates electric reliability and supply in New York State. (page 46) a. Page references to 2025 1st Quarter Form 10-Q unless noted otherwise. 23

1Q 2025 Developments (continued)(a) a. Page references to 2025 1st Quarter Form 10-Q unless noted otherwise. 24 Con Edison Transmission As of March 31, 2025, Con Edison Transmission's interest in MVP, the company that developed the project, is 6.6 percent based on Con Edison Transmission's previous capping of its cash contributions. At March 31, 2025, the carrying value of Con Edison Transmission's investment in MVP was $164 million, and its cash contributions to the joint venture amounted to $530 million. Con Edison records its pro rata share of earnings from its equity investment in MVP, adjusted for accretion of the basis difference and income taxes, on its consolidated income statement. Con Edison's pro rata share of earnings from its equity investment in MVP, adjusted for accretion of the basis difference, was $7 million ($5 million after-tax) for the three months ended March 31, 2025 (page 19)

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (non-GAAP) 2023 2024 2025(a) Reported EPS – GAAP basis $7.21 $5.26 $5.44 Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a) (2.53) 0.18 0.09 Income taxes (b) 0.32 (0.03) (0.01) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax) (2.21) 0.15 0.08 Accretion of basis difference of Con Edison's equity investment in the Mountain Valley Pipeline (pre-tax) — (0.03) (0.04) Income taxes (b) — 0.01 0.01 Accretion of basis difference of Con Edison's equity investment in the Mountain Valley Pipeline (net of tax) — (0.02) (0.03) HLBV effects (pre-tax) 0.04 0.01 0.03 Income taxes (b) (0.01) — (0.01) HLBV effects (net of tax) 0.03 0.01 0.02 Net mark-to-market effects (pre-tax) 0.04 — — Income taxes (b) (0.01) — — Net mark-to-market effects (net of tax) 0.03 — — Adjusted EPS – non-GAAP basis $5.06 $5.40 $5.51 12 Months Ending December 31, 25 a. Represents 12-month trailing EPS ending March 31, 2025. b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the three months ended March 31, 2025 and the years ended December 31, 2023 - 2024.

CECONY and O&R Operations and Maintenance Expenses



Departmental
($ in millions)
$1,767
$1,775
$1,808
$2,029
$2,110
$2,192
$532 YTD
2020
2021
2022
2023 (c)
2024(c)
2025E



Other Expenses(a)
($ in millions)
Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs (b)
$811
$330
$409
$165
$(93)
$990
$420
$412
$189
$(31)
$1,585
$530
$436
$171
$448
$1,522
$493
$466
$191
$372
$1,630
$702
$555
$212
$161
$1,339
$542
$600
$169
$28
$208 YTD
$146 YTD
$55 YTD
$8 YTD
2020(c)
2021(c)
2022(c)
2023(c)
2024(c)
2025E

a. Other Expenses generally are either reconciled through amounts reflected in rates or represent surcharges that are recovered in revenues from customers.
b. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the three months ended March 31, 2025, CECONY and O&R recorded net non-service cost components of $(183) million and $(10) million, respectively. See page 51 of the Form 10-Q. For the year ended December 31, 2025, CECONY and O&R forecast net non-service cost components of $(732) million and $(37) million, respectively.
c. Certain prior period amounts have been reclassified within the companies' other operations and maintenance expenses to conform with current period presentation.

conEdison, inc.
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Composition of Average Rate Base(a) (as of March 31, 2025) a. Average rate base for 12 months ended March 31, 2025. b. Reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 &24-G-0061) approved in March 2025. CECONY ($ in millions) Electric New York $29,614 Gas New York 10,200 Steam New York 1,854 Total CECONY $41,668 O&R ($ in millions) O&R Electric(b) New York $1,238 O&R Gas(b) New York 656 RECO New Jersey 370 Total O&R $2,264 Total Rate Base $43,932 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 27

Average Rate Base Balances[a]

Long-term growth is spurred by accelerating customer adoption of cleaner energy alternatives



($ in millions)
O&R
CECONY
5-year CAGR 8.2%
$32,359
$1,662
$30,697
$35,038
$1,799
$33,239
$37,309
$1,929
$35,380
$40,241
$2,049
$38,192
$43,516
$2,209
$41,307
$46,062
$2,399
$43,663
$50,726
$2,596
$48,130
$54,772
$2,944
$51,828
$60,306
$3,091
$57,215
$64,466
$3,240
$61,226

		Actual					Forecast				
		2020	2021	2022	2023	2024	2025E	2026E	2027E	2028E	2029E
CECONY	Electric[b][d]	$22,101	$23,614	$24,753	$26,680	$29,279	$31,144	$34,249	$37,183	$41,888	$45,801
	Gas[b][d]	7,110	8,008	8,924	9,692	10,115	10,425	11,750	12,421	13,055	13,079
	Steam[d]	1,486	1,617	1,703	1,820	1,913	2,094	2,131	2,224	2,272	2,346
O&R	Electric[c][d]	901	965	1,032	1,083	1,191	1,293	1,393	1,646	1,719	1,796
	Gas[c][d]	490	527	578	626	654	720	791	863	898	943
RECO	Electric[d]	271	307	319	340	364	386	412	435	474	501

a. Excludes the Utilities' average interest bearing Construction Work in Progress (CWIP) of approximately $1.9 billion at year-end 2024, with annual average balances expected to range between approximately $1.8 billion and $4.0 billion from 2025 - 2029.
b. Forecast for 2026, 2027 and 2028 reflects CECONY's April 2025 updated electric and gas rate filings that are subject to approval by the NYSPSC.
c. Forecast for 2025, 2026 and 2027 reflects O&R's Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025.
d. Amounts reflect the company's five-year forecast as of January 2025.

conEdison, inc.
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CECONY and O&R Average Investment Earnings Base(a)(b)(c)(d) 29 In addition to our traditional rate base, our earnings base includes cumulative program investments for transportation electrification, innovation energy networks and energy storage dispatching ($ in millions) Surcharge recovery programs (not in base rates) are primarily comprised of Transportation Electrification (Electric Vehicles Make Ready Program), Utility Thermal Energy Networks, and Utility Storage Dispatch Rights and associated capital investments with those programs. a. Excludes utilities average interest bearing CWIP. b. Forecast for 2026, 2027 and 2028 reflects CECONY’s April 2025 updated electric and gas rate filings that are subject to approval by the NYSPSC. c. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. d. Amounts reflect the company's five-year forecast as of January 2025.

$141 $221 $556 $940 $1,163 $1,343 $1,571 $1,833 $2,070 $2,291 139 220 553 928 1,133 1,295 1,510 1,761 1,988 2,200 2 1 3 12 30 48 61 72 82 91 2020 2021 2022 2023 2024 2025E 2026E 2027E 2028E 2029E Clean Energy Regulatory Asset Spend Contributing to Average Rate Base O&R CECONY Forecast(a)(b)(c)Actual ($ in millions) 30 Regulatory assets grow in support of New York State's climate policies and include New Efficiency New York, Reforming the Energy Vision Demo, Brooklyn Queens Demand Management and Non- Wires Alternatives a. Forecast for 2026, 2027 and 2028 reflects CECONY’s April 2025 updated electric and gas rate filings that are subject to approval by the NYSPSC. b. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 &24-G-0061) approved in March 2025. c. Amounts reflect the company's five-year forecast as of January 2025.

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended March 31, 2025) ROE Regulated Basis Equity Ratio Authorized Actual Rate Effective Date Authorized Actual CECONY Electric 9.25% 9.55% January 1, 2023 Gas 9.25 10.24 January 1, 2023 Steam 9.25 7.91 November 1, 2023 Overall 9.25% 9.65% 48.00% 45.96% O&R Electric 9.34% (b) 10.76% January 1, 2025 Gas 9.34 (b) 11.68 January 1, 2025 RECO 9.60 6.86 January 1, 2022 Overall 9.37% 10.39% 48.00% 47.32% a. Weighted by rate base. b. Authorized ROEs pro-rated 75%/25% between 9.20% and 9.75%, authorized under the previous and current (effective January 2025) rate plans, respectively. The rate plans were approved in March 2025. (a) (a) 31 Execution on rate plans assures safe, reliable service and strong financial results

Capital Investments to Maintain Reliability, Meet Growing Demand and Enhance Resiliency $4,085 $3,964 $4,465 $4,509 $4,728 $5,122 $7,904 $8,214 $8,535 $8,035 $3,466 $3,635 $4,001 $4,379 $4,699 $5,079 $7,810 $8,107 $8,422 $7,922 $616 $298 $399 $81 $3 $31 $65 $49 $29 $43 $94 $107 $113 $113 2020 2021 2022 2023 2024 2025E 2026E 2027E 2028E 2029E Actual Forecast (c) CECONY & O&R - actual Con Edison Transmission, Inc. (CET) - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. Forecast for 2026, 2027 and 2028 reflects CECONY’s April 2025 updated electric and gas rate filings that are subject to approval by the NYSPSC. b. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. c. 2024 Form 10-K, page 30. ($ in millions) 32 (a)(b) (a)(b)(b) (a)

$3,466 $3,635 $4,001 $4,379 $4,699 $5,079 $7,810 $8,107 $8,422 $7,922 2020 2021 2022 2023 2024 2025E 2026E 2027E 2028E 2029E Utilities' Capital Investments Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2020 $2,080 $1,044 $122 $1,598 $159 $61 $90 2021 2,189 1,126 103 1,705 147 70 95 2022 2,522 1,128 108 1,778 167 76 98 2023 2,909 1,046 128 1,924 211 85 105 2024 3,088 1,154 132 2,037 214 111 117 2025E 3,380 1,113 108 2,347 358 120 130 2026E 5,890 1,269 108 2,370 416 127 135 2027E 6,226 1,250 140 2,554 381 110 155 2028E 6,500 1,235 140 2,781 430 117 174 2029E 6,046 1,151 153 3,114 456 116 186 Steam Depreciation Actual Forecast a. Forecast for 2026, 2027 and 2028 reflects CECONY’s April 2025 updated electric and gas rate filings that are subject to approval by the NYSPSC. b. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. c. 2024 Form 10-K, page 30. (a)(b)(c) ($ in millions) 33

Financing Plan for 2025-2029(a) ($ in millions) Equity 2025 2026 2027 - 2029 Common Equity Issuance(b) up to $1,350(c) up to $1,850 up to $4,300 Debt 2025 2026 2027 - 2029 Long-term Debt up to $1,750 up to $3,800 up to $9,100 a. Con Edison’s estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that the Utilities’ forecasted capital investments and financing plans through 2029 are approved by the NYSPSC. Actual developments and the timing and amount of funding may differ materially. b. Excludes common equity issued under Con Edison's dividend reinvestment, employee stock purchase and long-term incentive plans. c. Includes $677 million of net proceeds received in March 2025 upon physical settlement of the 7 million shares under an equity forward sale agreement that was entered into in December 2024. d. Includes $500 million and $200 million borrowed under a 364-day Term Loan agreement in November 2024 and January 2025, respectively. Debt Maturities 2025 2026 2027 2028 2029 Con Edison $— $— $— $— $— CECONY 700 (d) 250 700 800 — O&R — — 80 — 44 Total $700 $250 $780 $800 $44 34 • The financing plans do not include the impact, if any, that may result from the evaluation of strategic alternatives with respect to MVP or Honeoye Storage Corporation

Financing Activity in 2025 ($ in millions) Credit Facilities Entity Amount Description CECONY $500 $700 In March, CECONY entered into a $500 million 364-day revolving credit facility which replaced a $500 million 364-day revolving credit facility that was set to expire in March 2025. In January, CECONY borrowed the remaining $200 million from a $700 million 364-day term loan facility due 2025. 35 Equity Financing Entity Amount Description CEI $631 $677 In March, issued 6,300,000 of common shares. In March, issued 7,000,000 of common shares through physical settlement of the December 2024 equity forward sale agreement. Con Edison completed its planned 2025 equity issuance in March

Commercial Paper Borrowings ($ in millions) a. The revolving credit facilities support Con Edison's, CECONY's and O&R's commercial programs. 36

Income Statement - 2025 First Quarter ($ in millions) CECONY O&R CET(a) Other(b) Total Total operating revenues $4,441 $356 $1 $— $4,798 Depreciation and amortization 533 31 — — 564 Other operating expenses 2,841 263 2 3 3,109 Total operating expenses 3,374 294 2 3 3,673 Operating income (loss) 1,067 62 (1) (3) 1,125 Other income (deductions) 198 12 16 (5) 221 Interest expense 293 16 — 4 313 Income before income tax expense (benefit) 972 58 15 (12) 1,033 Income tax expense (benefit) 227 13 5 (3) 242 Net income (loss) for common stock $745 $45 $10 $(9) $791 a. Net income for common stock for CET of $10 million includes pre- tax investment income of $7.4 million from MVP and $9.0 million from New York Transco LLC for the three months ended March 31, 2025. b. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 1st Quarter Form 10-Q. 37

Condensed Statement of Cash Flows – 2025 First Quarter ($ in millions) CECONY O&R CET Other(a)(c) Total Net cash flows from operating activities $763 $47 $13 $14 $837 Net cash flows from (used in) investing activities (1,169) (93) (14) 45 (1,231) Net cash flows from (used in) financing activities (555) 47 (2) (69) (579) Net change for the period (961) 1 (3) (10) (973) Balance at beginning of period 1,254 38 23 18 1,333 Balance at end of period (b) 293 39 20 8 360 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A of the 2025 1st Quarter Form 10-Q. c. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 1st Quarter Form 10-Q. 38

Condensed Balance Sheet - As of March 31, 2025 ($ in millions) Balance Sheet CECONY O&R CET Other(a) Total ASSETS Current assets $5,852 $410 $23 $(152) $6,133 Investments 684 22 434 (4) 1,136 Net plant 49,573 3,224 16 — 52,813 Other noncurrent assets 9,697 488 8 416 10,609 Total assets $65,806 $4,144 $481 $260 $70,691 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,129 $401 $6 $244 $4,780 Noncurrent liabilities 16,617 1,235 (60) (317) 17,475 Long-term debt 23,411 1,242 — — 24,653 Equity 21,649 1,266 535 333 23,783 Total liabilities and equity $65,806 $4,144 $481 $260 $70,691 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 1st Quarter Form 10-Q. 39

Organizational Structure

conEdison

Market Cap[a]:	**$39.0 billion**
Issuer Ratings[b]:	Baa1 / A- / BBB+
Outlook[b]:	Stable / Stable / Stable

Regulated Energy Delivery

- **Consolidated Edison Company of New York, Inc. (CECONY)[c]**
  - Ratings[b]: A3 / A- / A-
  - Outlook[b]: Stable / Stable / Stable
- **Orange and Rockland Utilities, Inc. (O&R)[d]**
  - Ratings[b]: Baa2 / A- / A-
  - Outlook[b]: Positive / Stable / Stable
  - **Rockland Electric Company (RECO)**

FERC Regulated Transmission

- **Con Edison Transmission, Inc.** (Con Edison Transmission or CET)

Percentages of Total Assets by Business

2025 Total Assets: $71 billion[a]



5.8%
0.7%
0.5%
93.0%
CECONY
O&R
CET
Other

a. As of March 31, 2025.
b. Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R and outlook shown in order of Moody's / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
c. CECONY delivers electricity to approximately 3.7 million customers, gas to approximately 1.1 million customers and steam to approximately 1,500 customers.
d. O&R delivers electricity to approximately 0.3 million customers and gas to over 0.1 million customers.

conEdison, inc.
ED LISTED NYSE
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Capital Structure – March 31, 2025 Consolidated Edison, Inc. Baa1 / A- / BBB+ CECONY A3 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt $ 25,353 52% Equity 23,783 48 Total $ 49,136 100% Debt $ 24,111 53% Equity 21,649 47 Total $ 45,760 100% Debt $ 1,242 50% Equity 1,266 50 Total $ 2,508 100% Debt $ — —% Equity 868 100 Total $ 868 100% Amounts shown exclude notes payable and include the current portion of long-term debt and term loan. Con Edison's issuer ratings and the senior unsecured credit ratings of CECONY and O&R shown in order of Moody's / S&P / Fitch. Moody's has a positive outlook for O&R and stable outlooks for Con Edison and CECONY. S&P and Fitch have stable outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. ($ in millions) 41

Dividend Aristocrat and King Focusing on long-term shareholder value has yielded 51 consecutive years of dividend increases with a CAGR of 5.59% 42

Con Edison Sustainability Resources • 2025 Proxy Statement • CECONY Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • O&R Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • 2023 Disadvantaged Communities Report for the NYSPSC • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • 2024 Consolidated Edison Clean Energy Webinar Our Sustainability reporting standards: • Global Reporting Initiative Content Index • Edison Electric Institute / American Gas Association templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) – Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources 43

INTERNAL 1st Quarter 2025 Earnings Release Presentation May 1, 2025